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Exhibit 99.2

Mdenergy, LLC

Balance Sheets

As of December 31, 2006 and June 30, 2007

(unaudited)

	June 30, 2007	December 31, 2006
Assets
Current assets:
Cash and cash equivalents	$78,893	$5,711
Short-term investments	498,030	—
Prepaid expenses	2,537	2,806

Total current assets	579,460	8,517
Equipment, net of accumulated depreciation of $13,584 and $10,249 respectively	10,659	8,899
Security deposits	6,765	5,765

Total assets	$596,884	$23,181

Liabilities and members' equity (deficit)
Current liabilities:
Accounts payable and accrued expenses	$42,822	$23,282
Accrued payroll related expenses	165,955	10,894

Total current liabilities	208,777	34,176

Members' equity (deficit)
Series A Preferred Stock, no par value, 1,000,000 shares authorized, 734,235 issued and outstanding	—	—
Common Stock, no par value, 50,000,000 shares authorized, 3,465,765 issued and outstanding	—	—
Retained earnings (accumulated deficit)	388,107	(10,995)

Total members' equity (deficit)	388,107	(10,995)

Total liabilities and members' equity (deficit)	$596,884	$23,181

The accompanying notes are an integral part of these financial statements.

Mdenergy, LLC

Statements of Income

For the Six months ended June 30, 2007 and 2006

(unaudited)

	2007	2006
Fee revenue	$1,288,394	$728,011
Selling, general, and administrative expenses	818,945	421,716

Income from operations	469,449	306,295
Interest income	4,653	1,582

Net income	$474,102	$307,877

The accompanying notes are an integral part of these financial statements.

Mdenergy, LLC

Statement of Changes in Members' Equity (Deficit)

For the Six months ended June 30, 2007

(unaudited)

	Series A Preferred Stock
			Common Stock
					Retained Earnings (Accumulated Deficit)	Total Members' Equity (Deficit)
	Shares	Amount	Shares	Amount
Balance as of December 31, 2006	734,235	$—	3,465,765	$—	$(10,995)	$(10,995)
Net Income	—	—	—	—	474,102	474,102
Member distribution	—	—	—	—	(75,000)	(75,000)

Balance as of June 30, 2007	734,235	$—	3,465,765	$—	$388,107	$388,107

The accompanying notes are an integral part of these financial statements.

Mdenergy, LLC

Statements of Cash Flows

For the

Six months ended June 30, 2007 and 2006

(unaudited)

	2007	2006
Operating activities
Net income	$474,102	$307,877
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	3,335	1,228
Increase (decrease) in cash from changes in assets and liabilities:
Prepaid expenses	269	(1,290)
Security deposits	(1,000)	—
Accounts payable and accrued expenses	19,540	(8,321)
Accrued payroll related expenses	155,061	35,312

Net cash provided by operating activities	651,307	334,806

Investing activities:
Purchase of investments	(498,030)	(196,076)
Equipment purchases	(5,095)	—

Net cash used in investing activities	(503,125)	—

Financing activities:
Members distribution	(75,000)	(75,001)

Net cash used in financing activities	(75,000)	(75,001)

Net increase in cash and cash equivalents	73,182	63,729
Cash and cash equivalents at beginning of period	5,711	—

Cash and cash equivalents at end of period	$78,893	$63,729

The accompanying notes are an integral part of these financial statements.

Mdenergy, LLC

Notes to Financial Statements

(unaudited)

1. Nature of Operations

        Mdenergy, LLC (the Company) is a privately held Connecticut limited liability company that commenced operations on January 1, 2004.

        The Company offers end-user customers various services related to procuring commodity supply contracts from competitive electricity suppliers. The Company currently serves several hundred end-user companies and institutions, including many national accounts in the real estate, lodging, health care, manufacturing, and food services industries. The Company uses its market knowledge and industry relationships to achieve savings for customers. The Company brings customers strategic advice to help them capture favorable energy procurement contracts from competitive electricity suppliers. The Company takes no position in the commodities market and assumes no associated risk.

        As discussed in Note 6, the Company entered into an agreement with EnerNOC, Inc. to sell its membership interests. Effective September 12, 2007, EnerNOC, Inc. acquired all the outstanding membership interests in the Company in a purchase business combination.

2. Significant Accounting Policies

Use of Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires the Company's management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Interim financial information

        The interim financial information of the Company as of June 30, 2007 and for the six months ended June 30, 2007 and 2006, is unaudited. The unaudited interim financial information has been prepared on the same basis as the annual financial statements and in the opinion of management, reflects all adjustments, consisting only of normal recurring adjustments, necessary for the fair presentation of these financial statements.

        The December 31, 2006 balance sheet data was derived from the audited balance sheet but does not include all disclosures required by generally accepted accounting principles.

Revenue Recognition

        The Company recognizes revenue in accordance with Staff Accounting Bulletin (SAB) No. 101, "Revenue Recognition in Financial Statements", as amended by SAB No. 104, "Revenue Recognition". Revenue is recognized when persuasive evidence of an arrangement exists, the service has been delivered or title has transferred, the fee is fixed or determinable, and collection is reasonably assured.

        The Company enters into agreements with both end-users and electricity supplier customers to receive fees based on end-user power usage with the electricity suppliers. Based upon mutual agreement between the end-user and the electricity supplier, the Company generally receives fees from the electricity supplier after the end-user's power usage, electricity supplier's billing and subsequent collection of the billing from the end-user.

        In accordance with SAB No. 104, the Company recognizes revenue when the Company has received verification from the electricity supplier of the end-user's actual power usage, electricity supplier's billing and subsequent collection of the billing from the end-user. The verification is generally accompanied with payment of the agreed upon fee to the Company, at which time the revenue is recognized.

Cash and Cash Equivalents

        The Company considers all highly liquid investment instruments with an original maturity when purchased of three months or less to be cash equivalents.

Investments

        Short-term investments consist of U.S. treasury bills at fair value. Unrealized losses total $6,970 at June 30, 2007.

Equipment

        Equipment is stated at cost and depreciated using the straight-line method over the estimated useful lives of three years.

Significant Electricity Suppliers

        For the six months ended June 30, 2006 and 2007, the Company had four major electricity suppliers which accounted for approximately 60%, and 64%, respectively, of total fee revenues.

	Six Months Ended June 30, 2007		Six Months Ended June 30, 2006
	Fee Revenues	% of Total Revenues	Fee Revenues	% of Total Revenues
Electricity Supplier 1	$326,703	25.4%	$315,807	43.4%
Electricity Supplier 2	162,681	12.6%	100,402	13.8%
Electricity Supplier 3	195,379	15.2%	19,181	2.6%
Electricity Supplier 4	143,070	11.1%	—	0%

Totals	$827,833	64.3%	$435,390	59.8%

Income Taxes

        As a limited liability company, the Company is treated as a partnership for federal, state and local income tax purposes. Accordingly, there is no provision for income taxes at the Company level. Members are taxed individually on their share of the Company's earnings.

Recently Issued Accounting Standards

        In September 2006, the Financial Accounting Standards Board (FASB) issued SFAS No. 157, "Fair Value Measurements" ("SFAS 157") to define fair value, establish a framework for measuring fair value in generally accepted accounting principles and expand disclosures about fair-value measurements. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years, with earlier application allowed. The Company is currently evaluating the effect of this standard on its future reported financial position and results of operations.

        In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities—Including an Amendment to FASB Statement No. 115" ("SFAS 159").

SFAS 159 permits entities to choose to measure many financial instruments and certain other items at fair value. SFAS 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007. Earlier adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided that the entity also elects to apply the provisions of SFAS 157. The Company is currently evaluating the effect of this standard on its future reported financial position and results of operations.

3. Line of Credit

        The Company maintains a revolving line of credit agreement with a bank that provides for up to $50,000 of borrowings. Borrowings bear interest at 10%. At June 30, 2006, December 31, 2006 and June 30, 2007, respectively, no amounts were outstanding on the line.

4. Preferred Series A Stock

        In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, each Holder of Series A Preferred Shares shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the Holders of Common Shares or any series of class of Preferred Shares by reason of their ownership of such shares, an amount equal to the Series A Liquidation Preference Amount defined as $1 per share minus any liquidation preferences previously paid plus any accrued and unpaid preferred dividend amount. Non-Cumulative dividends will accrue on Series A Preferred Shares at an annual rate of $0.08 per share, and the payment of such dividends shall rank senior to the payment of any dividends or other amounts payable with respect to the Common Shares or any other class or series of Preferred Shares. If there are not sufficient funds to pay in full the Series A Liquidation Preference Amount payable to all of the Holders of Series A Preferred Shares, then the available assets and funds shall be paid to such Holders on a pro rata basis in proportion to the amount of the Series A Liquidation Preference Amount payable to them. Any accrued dividends on the Series A Preferred Shares that have not been declared as of the last day of any calendar year shall no longer be an obligation of the Company and the Holders of the Series A Preferred Shares shall no longer be an obligation of the Company and the Holders of the Series A Preferred Shares shall no longer be entitled to receive any such accrued dividends. No preferred dividends were declared in 2006 or in 2007.

5. Related-Party Transactions

        In January 2007, the Company entered into a Resource Sharing Agreement with a company owned by the members of the Company. Under the terms of the agreement, office expenses (including rent and utilities) were split between the two companies. During 2006, a similar informal cost splitting arrangement was in effect. Payments, directly to vendors, under these arrangements for the six months ended June 30, 2006 and 2007 were $12,244 and $24,312, respectively. The Resource Sharing Agreement was terminated in conjunction with the events discussed in Note 6.

        In addition, the related party loaned the Company $16,000 in January 2006 which was repaid the same month.

6. Subsequent Events

        On September 13, 2007, pursuant to an Agreement and Plan of Merger, dated as of September 12, 2007, by and among EnerNOC, Inc., a Delaware corporation ("EnerNOC"), the Company, a

Connecticut limited liability company, MDE Acquisition LLC, a Delaware limited liability company and wholly-owned subsidiary of EnerNOC ("Merger Sub"), Clifford Sirlin, in his capacity as the Company members' representative, and Clifford Sirlin and Andrew Appelbaum, individually (the "Merger Agreement"), EnerNOC acquired the Company through a merger of Merger Sub with and into the Company, with the Company continuing as the surviving corporation of such merger and a wholly-owned subsidiary of EnerNOC (the "Merger").

        The total purchase price paid by EnerNOC at closing was approximately $7.9 million, of which approximately $3.16 million was paid in cash and approximately 139,000 shares of EnerNOC common stock, $.001 par value per share ("EnerNOC Common Stock"), were issued to the holders of member interests of the Company (collectively, the "Merger Interests"). Of the total shares of EnerNOC Common Stock to be issued to the holders of Merger Interests, 35,114 shares worth approximately $1.2 million at the closing were deposited into an escrow fund to secure certain indemnification obligations of such persons. The balance of the escrow fund in excess of any amounts held for unresolved claims will be distributed to the holders of Merger Interests promptly after the first anniversary of the closing, subject to certain exceptions.

        In addition to the amounts paid at closing, EnerNOC is obligated to pay to the holders of Merger Interests an amount equal to two times the revenues of Company's business during the period from July 1, 2007 through December 31, 2007 (the "Earnout"), such Earnout to be payable in cash during the first quarter of 2008. Pursuant to the Merger Agreement, EnerNOC is also obligated to pay to certain employees of the Company a cash bonus payment of up to $300,000 in the first quarter of 2008 and up to $600,000 in the first quarter of 2009 upon the achievement of certain revenue-based milestones during 2007 and 2008, respectively, related to the Company's services.

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  Exhibit 99.2
Mdenergy, LLC Balance Sheets As of December 31, 2006 and June 30, 2007 (unaudited)
Mdenergy, LLC Statements of Income For the Six months ended June 30, 2007 and 2006 (unaudited)
Mdenergy, LLC Statement of Changes in Members' Equity (Deficit) For the Six months ended June 30, 2007 (unaudited)
Mdenergy, LLC Statements of Cash Flows For the Six months ended June 30, 2007 and 2006 (unaudited)
Mdenergy, LLC Notes to Financial Statements (unaudited)